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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes C. James Schaper and Connie C. Breeser, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.



                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                                               Executive Vice President and Chief
              /s/ DAVID A. POST                  Financial Officer (principal
    ------------------------------------         financial officer and accounting       April 7, 2000
                David A. Post                    officer)